Exhibit 21


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                         SUBSIDIARIES OF THE REGISTRANT



                                                                                Subsidiary State of
                                                                 Percent of      Incorporation or
             Parent                        Subsidiary             Ownership        Organization
   ---------------------------     -------------------------     ----------     -------------------
   First Niles Financial, Inc.      Home Federal Savings and        100%              Federal
                                   Loan Association of Niles


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